UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36868	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 371-0387

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement of Preferred Stock

On February 26, 2021, Medicine Man Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CRW Capital Cann Holdings, LLC (the “Investor”) pursuant to which the Company agreed to issue and sell up to 30,000 shares of the Company’s Series A preferred stock, par value $0.001 per share (the “Preferred Stock”), at a price of $1,000 per share in one or more closings on or before March 5, 2021 (subject to extension by mutual agreement). On the same date, the Company also executed a letter agreement with the Investor providing the rights described below (the “Letter Agreement”).

The Company issued and sold 23,250 shares of Preferred Stock to the Investor on February 26, 2021 and 2,100 additional shares of Preferred Stock on March 3, 2021 for aggregate gross proceeds of $25,350,000.00.

Also, the Company entered into separate subscription agreements with six unaffiliated purchasers pursuant to which the Company issued and sold an aggregate of 2,900 shares of Preferred Stock at a price of $1,000 per share to such purchasers for aggregate gross proceeds of $2,900,000 as follows: February 10, 2021, 250 shares, February 23, 500 shares, February 26, 650 shares, and March 1, 1,500 shares.

On March 2, 2021, the Company agreed with and issued and sold to Dye Capital Cann Holdings II, LLC (“Cann II”) 3,800 shares of Preferred Stock under the Securities Purchase Agreement, dated December 16, 2020, as amended, between the Company and Cann II for aggregate gross proceeds of $3,800,000. The Company previously reported the terms of the Cann II Securities Purchase Agreement and the associated amendments in the Company’s Current Reports on Form 8-K filed on December 23, 2020 and February 9, 2021.

The Company received aggregate net proceeds of approximately $31,121,748.00 from the issuances and sales of Preferred Stock described above, after deducting placement agent fees and estimated offering expenses

The Benchmark Company, LLC and DelMorgan Group, LLC each acted as placement agent in connection with the transactions described above and the Company will pay Benchmark Company, LLC $105,000 and DelMorgan Group, LLC $177,520 for their services.

The Company previously reported the terms of the Preferred Stock in the Company’s Current Report on Form 8-K filed on December 23, 2020.

Justin Dye, the Company’s Chief Executive Officer, one of our directors and the largest beneficial owner of the Company’s common stock (the “Common Stock”), controls Dye Cann II, which is a significant holder of the Preferred Stock. Mr. Dye has sole voting and dispositive power over the securities held by Dye Cann I. Mr. Dye, our Chief Operating Offering, Nirup Krishnamurthy, and two of our directors, Jeffrey Garwood and Pratap Mukharji, are part owners of Dye Cann II. Mr. Krishnamurthy, Mr. Garwood and Mr. Mukharji do not beneficially own any of the securities held by Dye Cann II.

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The Purchase Agreement contains the following covenants:

•	Investor Lock-Up: The Investor may not sell any shares of Common Stock issuable upon conversion of Preferred Stock on or before February 26, 2022. Thereafter, the Investor is prohibited from selling more than (i) up to 25% of the shares of Common Stock issuable upon conversion of the Preferred Stock during the 6-month period following February 26, 2022, and (ii) up to 50% of the shares of Common Stock issuable upon conversion of the Preferred Stock during the 6-month period following the 18 month anniversary of February 26, 2022 (together with any shares of Common Stock sold under clause (i)).
•	Registration Rights: The Company granted the Investor certain demand and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock.
•	Equity Incentive Plan Limitation: For as long as the Investor holds any shares of Preferred Stock, the Company may not have issued and outstanding awards under any equity incentive plan for the issuance of shares of Common Stock representing more than 12% of the then-issued and outstanding shares of Common Stock (calculated on an as-converted, fully-diluted basis, excluding warrants) in the aggregate without prior written consent of holders of a majority of the then-outstanding shares of Preferred Stock.

The Purchase Agreement also contains customary representations, warranties, covenants, including indemnities and closing conditions.

Under the Letter Agreement, the Investor has the following rights:

•	Board Appointment Right: For as long as the Investor owns, in the aggregate, at least $15,000,000 of Preferred Stock (calculated on an as-converted basis based on the volume weighted average price of the Common Stock over a 30-day period) or continues to hold at least 15,000 shares of Preferred Stock, the Company is required to take all actions to ensure that one individual designated by the Investor will be appointed to the Company’s Board of Directors (the “Board”). For as long as the Investor has the right to designate a Board member, each committee of the Board shall include the Investor designee as a member or, if the Investor so elects, as an observer.
•	Inspection and Informational Rights: For as long as the Investor has the right to designate a Board member, the Investor has a right to examine the Company’s books and records, inspect its facilities and to receive certain information from the Company.
•	Most Favored Nation: If the Company in the future issues any rights or benefits containing provisions that are more favorable than those set forth in the Purchase Agreement or the Certificate of Designation (as defined in Item 5.03) to any holder of Preferred Stock who acquires an amount of Preferred Stock that is less than or equal to the amount of Preferred Stock acquired by the Investor, the Company must make such provisions (or any more favorable portion thereof) available to the Investor.
•	Participation Right: For as long as the Investor has the right to designate a Board member, if the Company, directly or indirectly, plans to issue, sell or grant any securities or options to purchase any of its securities, the Investor has a right to purchase its pro rata portion of such securities, based on the number of shares of Preferred Stock beneficially held by the Investor on the applicable date on an as-converted to Common Stock basis divided by the total number of shares of Common Stock outstanding on such date on an as-converted, fully-diluted basis (taking into account all outstanding securities of the Company regardless of whether the holders of such securities have the right to convert or exercise such securities for Common Stock at the time of determination). The participation right does not apply to certain securities, such as securities issued to employee, officer, director or consultant pursuant to any incentive equity plan that has been approved by the Board.
•	Prohibition on Senior Securities: For as long as the Investor has the right to designate a Board member, the Company may not issue any Senior Securities (as defined in the Certificate of Designation) without the written consent of the Investor.
•	Monitoring Fee: The Company will pay the Investor a monitoring fee equal to $150,000, payable in monthly installments of $10,000 commencing on the date of the closing.

Unless earlier terminated, the Letter Agreement terminates upon the earlier of: (i) such time as the Investor does not hold any shares of the Company’s stock, (ii) a Listing Event (as defined in the Certificate of Designation), or (iii) the completion of a Change of Control Transaction (as defined in the Certificate of Designation).

The foregoing descriptions of the Purchase Agreement and the Letter Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Letter Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

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Conversion of Convertible Promissory Note and Security Agreement

On February 26, 2021, the Company received a Conversion Notice and Agreement (the “Conversion Agreement”) from Dye Capital & Company, LLC (“Dye Capital”) pursuant to which Dye Capital elected to convert all outstanding amounts owed by the Company to Dye Capital under the Convertible Promissory Note and Security Agreement in the original principal amount of $5,000,000 issued by the Company to Dye Capital on December 16, 2020 pursuant to the terms thereof. On the same date, the Company executed the Conversion Agreement and issued 5,060 shares of Preferred Stock to Dye Capital and also paid Dye Capital an immaterial amount in cash in lieu of issuing any fractional shares of Preferred Stock to Dye Capital upon conversion.

Justin Dye, the Company’s Chief Executive Officer and the largest beneficial owner of the Common Stock, controls Dye Capital and has sole voting and dispositive power over the securities held by Dye Capital.

The foregoing description of the Conversion Agreement is qualified in its entirety by reference to the full text of the Conversion Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Term Loan

On February 26, 2021, the Company’s wholly owned subsidiaries Mesa Organics Ltd., Mesa Organics II Ltd., Mesa Organics III Ltd., Mesa Organics IV Ltd, SCG Holding, LLC and PBS Holdco LLC, as borrowers (collectively, the “Borrowers”), entered into a Loan Agreement (the “Loan Agreement”) with SHWZ Altmore, LLC, as lender (the “Lender”), and GGG Partners LLC, as collateral agent (the “Collateral Agent”). Upon execution of the Loan Agreement and the associated loan documents described below, the Lender made an initial advance of $10,000,000 to the Borrowers. Under the Loan Agreement, the Lender has agreed to make one additional advance of $5,000,000 to the Borrowers on or before June 26, 2021 upon the satisfaction of certain closing conditions customary for this type of transaction as well as a requirement that the Company has completed the acquisition of substantially all of the assets of an identified company

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The following table sets forth additional terms of the Loan Agreement and the other loan documents entered into on February 26, 2021:

Loan Term	Four years
Interest Rate	15% per year, payable quarterly in cash
Default Interest Rate	19% (inclusive of the 15% rate noted above)
Amortization	No amortization during the first two years; thereafter principal will be amortized over a 60-month amortization schedule for the remainder of the term, payable in quarterly installments with the balance due at maturity
Lender Fee	The Borrowers paid the Lender a $375,000 origination fee upon execution of the Loan Agreement, which was withheld from the initial advance made by the Lender
Lender Expenses	The Borrowers are required to pay the Lender’s reasonable costs, fees and expenses, including attorney’s fees, in connection with entering into the Loan Agreement and the other loan documents, subject to a $150,000 cap
Collateral Agent Fee	The Borrowers will pay the Collateral Agent a quarterly fee of $5,000 (the fee may be increased if time incurred by the Collateral Agent during times at which an event of default exist under the Loan Agreement results in an aggregate amount higher than the quarterly fee)
Voluntary Prepayment	The Borrowers may voluntarily prepay the loan at any time and if the Borrower prepay the loan during the initial two-year term, the Borrowers must pay a prepayment penalty equal to the interest payable on the prepaid amount for the remainder of the initial two-year term
Mandatory Prepayment	Under certain circumstances, if any Borrower incurs additional debt, issues equity interests, or receives proceeds from asset sales, insurance claims or condemnation proceedings, then such Borrower must either reinvest such proceeds in assets useful to the Borrowers business or use the resulting net cash proceeds to prepay the loan
Financial Covenants

On the last day of each calendar quarter the Borrowers are required to have at least $3,000,000 in a deposit account in which the Lender has a security interest

Starting on March 31, 2022 and at the end of each fiscal quarter thereafter while the loan is outstanding, the Borrowers must maintain a consolidated fixed charge coverage ratio of at least 1.3

Restricted Cash Reserve	At the closing, the Borrowers were required to set aside an amount equal to the interest payments for the first two quarters of interest payments to be used to pay the interest due on the first two interest payment dates
Other Covenants	The Borrowers are subject to additional covenants customary for this type of transaction, including without limitation, covenants related to notices of certain events and reporting, and covenants restricting the Borrowers’ business activities, other debt, fundamental transactions, acquisitions and dispositions, investments, dividend payments and affiliate transactions, in each case subject to mutually agreed upon qualifications and exceptions
Events of Default	The Loan Agreement contains events of defaults customary for this type of transaction, some of which are subject to mutually agreed upon cure periods and notice requirements
Remedies	The Loan Agreement and the other loan documents contain remedies customary for this type of transaction, including, without limitation, giving the Lender the ability to declare the loan and all amounts owed under the Loan Agreement due and payable upon the occurrence of an event of default and to operate or sell collateral and use the proceeds to repay the loan
Other Provisions	The Loan Agreement and the other loan documents contain other provisions customary for this type of transaction, including, without limitation, representations and warranties, indemnities and confidentiality undertaking

The loan is evidenced by a promissory note (the “Promissory Note”).

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In connection with entering into the Loan Agreement, the Borrower entered into a Security Agreement with the Collateral Agent pursuant to which the Borrowers granted to the Collateral Agent, for the benefit of the Lender and the Collateral Agent, a security interest in substantially all current and future assets of the Borrowers to secure their obligations under the Loan Agreement (the “Security Agreement”). At the same time, the Company entered into a Parent Guaranty with the Collateral Agent, for the benefit of the Lender, pursuant to which the Company guarantees the payment and performance by the Borrowers when due (the “Guaranty”). The Company also issued a five-year warrant to purchase 1,500,000 shares of Common Stock at an exercise price of $2.50 per share to the Lender (the “Lender Warrant”). The Lender Warrant contains a cashless exercise feature by which, upon exercise, the Company will withhold a number of shares of Common Stock with a fair market value equal to the aggregate exercise price and deliver the remaining shares. The exercise price of the Lender Warrant is subject to adjustments for stock splits and similar events. Further, upon certain reorganizations, reclassifications, consolidations, mergers, asset sales or similar transactions which entitle the holders of Common Stock to receive stock, securities or assets with respect to or in exchange for Common Stock, thereafter, the Lender Warrant shall remain outstanding and be exercisable for the kind and number of shares of stock or other securities or assets resulting from such transactions in lieu of Common Stock. Also, the Company may not affect any such transaction unless the successor (if other than the Company) assumes the obligations under the Lender Warrant.

The foregoing descriptions of the Loan Agreement, the Promissory Note, the Security Agreement, the Guaranty and the Lender Warrant are qualified in their entirety by reference to the full text of those documents, copies of which are attached hereto as Exhibits 10.4, 10.5, 10.6, 10.7 and 4.1, respectively, and incorporated herein by reference.

Limitation on Representations

The representations and warranties of the Company contained in the documents describe above have been made solely for the benefit of the parties thereto. In addition, such representations and warranties (i) have been made only for purposes of the documents described above, (ii) in some cases, have been qualified by documents filed with, or furnished to, the SEC by the Company before the date of the documents described above (and stockholders and investors should read such documents in the context of the Company’s other public disclosures in order to have a materially complete understanding of the disclosures therein), (iii) are subject to materiality qualifications contained therein which may differ from what may be viewed as material by stockholders and investors, (iv) were made only as of the date of the documents described above or such other date as is specified therein, as applicable, and (v) have been included in the documents described above for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.

The documents described above, the summaries of the documents described above and the other disclosures included in this Current Report on Form 8-K are intended to provide stockholders and investors with information regarding the terms of the documents described above, and not to provide stockholders and investors with any other factual information regarding the Company or its subsidiaries or their respective business. You should not rely on the representations and warranties in the documents described above or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the documents described above, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Other than as disclosed in this Current Report on Form 8-K, as of the date of this Current Report on Form 8-K, the Company is not aware of any material facts that are required to be disclosed under the federal securities laws that would contradict the representations and warranties in the documents described above. The Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the representations and warranties contained in the documents described above and will update such disclosure as required by federal securities laws. Accordingly, the documents described above should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the SEC.

2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

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Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance of the shares of Preferred Stock to the Investor was exempt from registration under Securities Act Section 4(a)(2) and Securities Act Rule 506(b), the issuance of the shares of Preferred Stock to Dye Capital was exempt from registration under Securities Act Section 3(a)(9 and Section 4(a)(2), and the issuance of the Lender Warrant to the Lender was exempt from registration under Securities Act Section 4(a)(2). The Investor, Dye Capital and the Lender are sophisticated and represented in writing that they were accredited investors and acquired the securities for their own accounts for investment purposes. Further, Dye Capital converted its Convertible Promissory Note and Security Agreement under its terms into shares of Preferred Stock of the same issuer in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. A legend will be placed on the certificates representing shares of Preferred Stoc and the Lender Warrant, subject to the terms of the applicable transaction documents, stating that the securities in question have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2021 and effective as of such date, the Company filed a Certificate of Amendment to Designation (the “Designation Amendment”) with the Nevada Secretary of State to amend the Certificate of Designation of Series A Cumulative Convertible Preferred Stock (the “Certificate of Designation”) to increase the number of authorized shares of Preferred Stock from 60,000 to 110,000.

The foregoing description of the Designation Amendment is qualified in its entirety by reference to the full text of the Designation Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference

5.07. Submission of Matters to a Vote of Security Holders.

On March 1, 2021, holders of 43,610 shares of Preferred Stock, representing a majority of the Company’s issued and outstanding shares of Preferred Stock, executed a written consent in lieu of meeting that authorized and approved the Designation Amendment.

Item 7.01. Regulation FD Disclosure.

On March 2, 2021, the Company issued a press release, among other things, announcing the closing of some of the financing transactions described in this Current Report on Form 8-K.

The information under this Item 7.01 and the press release attached hereto as Exhibit 99.1 is being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained under this Item 7.01 and the investor presentation attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Designation, dated March 1, 2021
4.1	Warrant to Purchase Common Stock, dated February 26, 2021, issued by Medicine Man Technologies, Inc. to SHWZ Altmore, LLC
10.1	Securities Purchase Agreement, dated February 26, 2021, between Medicine Man Technologies, Inc. and CRW Capital Cann Holdings, LLC
10.2	Letter Agreement, dated February 26, 2021, between Medicine Man Technologies, Inc. and CRW Capital Cann Holdings, LLC
10.3	Conversion Notice and Agreement, dated February 26, 2021, between Medicine Man Technologies, Inc. and Dye Capital & Company, LLC
10.4	Loan Agreement, dated February 26, 2021, among Mesa Organics Ltd., Mesa Organics II Ltd., Mesa Organics III Ltd., Mesa Organics IV Ltd, SCG Holding, LLC and PBS Holdco LLC, as borrowers, SHWZ Altmore, LLC, as lender, and GGG Partners LLC, as collateral agent
10.5	Promissory Note, dated February 26, 2021, issued by Mesa Organics Ltd., Mesa Organics II Ltd., Mesa Organics III Ltd., Mesa Organics IV Ltd, SCG Holding, LLC and PBS Holdco LLC, as borrowers, to SHWZ Altmore, LLC, as lender
10.6	Security Agreement, dated February 26, 2021, between Mesa Organics Ltd., Mesa Organics II Ltd., Mesa Organics III Ltd., Mesa Organics IV Ltd, SCG Holding, LLC and PBS Holdco LLC, as grantors, and GGG Partners LLC, as collateral agent
10.7	Parent Guaranty, dated February 26, 2021, between Medicine Man Technologies, Inc, as guarantor, and GGG Partners LLC, as collateral agent
99.1	Press Release, March 2, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medicine Man Technologies, Inc.

	By:	/s/ Justin Dye
Date: March 4, 2021		Justin Dye, Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Daniel R. Pabon
Daniel R. Pabon, Chief Financial Officer
(Principal Financial and Accounting Officer)

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